THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN WEALTH APPRECIATION STRATEGY

FORMER POLICIES				CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:

The Strategy seeks long-term		The Strategy seeks
growth of capital.			long-term growth of capital.


Fundamental Investment Policies:

The Strategy may not make		The Strategy may not make loans
loans except through (a) the		except through (i) the
purchase of debt obligations		purchase of debt obligations
in accordance with its			in accordance with its
investment objective and		investment objectives and
policies; (b) the lending		policies; (ii) the lending
of portfolio securities; or		of portfolio securities;
(c) the use of repurchase		(iii) the use of repurchase
agreements.	 			agreements; or (iv) the
					making of loans to affiliated
					funds as permitted under the 1940
					Act, the rules and regulations
					thereunder (as such statutes, rule
					or regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Strategy may not			The Strategy may not issue
borrow money or issue			any senior security (as
senior securities except		that term is defined in
to the extent permitted			the 1940 Act) or borrow
by the 1940 Act.			money, except to the extent
					permitted by the 1940 Act or
					the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or
					the rules or regulations
					thereunder published by
					appropriate regulatory authorities.

					For the purposes of this
					restriction, margin and collateral
					arrangements, including,
					for example, with respect to
					permitted borrowings, options,
					futures contracts, options on
					futures contracts and other
					derivatives such as swaps are
					not deemed to involve the
					issuance of a senior security.

The Strategy may not			Prohibition eliminated.
pledge, hypothecate,
mortgage or otherwise
encumber its assets,
except to secure
permitted borrowings.

The Strategy may not			Prohibition eliminated.
invest in companies for
the purpose of exercising
control.

The Strategy may not			The Strategy may not purchase
purchase or sell real			or sell real estate except
estate, except that it			that it may dispose of real
may purchase and sell			estate acquired as a result
securities of companies			of the ownership of securities
which deal in real estate		or other instruments.  This
or interests therein and		restriction does not prohibit
securities that are			the Strategy from investing
secured by real estate,			in securities or other
provided such securities		instruments backed by real
are securities of the type		estate or in securities of
in which the Strategy may invest.	companies engaged in the
					real estate business.

The Strategy may not purchase		The Strategy may not purchase
or sell commodities or commodity	or sell commodities regulated
contracts, including futures		by the Commodity Futures
contracts (except foreign		Trading Commission under
currencies, futures on			the Commodity Exchange Act
securities, currencies and		or commodities contracts except
securities indices and forward		for futures contracts and
contracts or contracts for		options on futures contracts.
the future acquisition or
delivery of securities and
foreign currencies and
other similar contracts
and options on the foregoing).

Related non-fundamental policy:		Related non-fundamental policy:

If the Strategy enters into		Restriction eliminated.
futures contracts, options
on futures contracts and
options on foreign currencies
traded on a CFTC-regulated
exchange that are not for
bona fide hedging purposes,
the aggregate initial margin
and premiums required to
establish these positions
(excluding the amount by
which options are in-the-money
at the time of purchase)
will not exceed 5% of the
market value of the Strategys
total assets.

The Strategy will not enter		Restriction eliminated.
into a futures contract if,
immediately thereafter, the
value of the securities and
other obligations underlying
the futures contracts would
exceed 50% of the Strategys
total assets.

The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities of
any one issuer (other than
U.S. Government securities,
repurchase agreements
relating thereto, and
securities of other
investment companies),
although up to 25% of
the Strategys total assets
may be invested without
regard to this restriction.

The Strategy may not invest		The Strategy may not concentrate
more than 25% or more of its		investments in an industry, as
total assets in the securities		concentration may be defined
of any one industry.			under the 1940 Act or the
					rules and regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of,
					or exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder published
					by appropriate regulatory
					authorities.

Non-fundamental Investment Policies:

The Strategy may invest up		The Strategy will limit its
to 15% of its net assets in		investment in illiquid
illiquid securities.			securities to no more than
					15% of net assets or such other
					amount permitted by guidance
					regarding the 1940 Act.

The Strategy may, with the		The Strategy may invest in the
approval of the Strategys		securities of other investment
Trustees and upon obtaining		companies, including exchange-
such exemptive relief from		traded funds, to the extent
the SEC as may be necessary,		permitted under the 1940 Act
invest in shares of one or		or the rules and regulations
more other investment			thereunder (as such statute,
companies advised by			rules or regulations may be
Alliance.				amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or
					the rules or regulations
					thereunder published by
					appropriate regulatory
					authorities.

					The Strategy may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the
					1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and
					(ii) that the Strategy may
					obtain such short-term credits
					as are necessary for the
					clearance of portfolio
					transactions, and the Strategy
					may make margin payments in
					connection with futures contracts,
					options, forward contracts,
					swaps, caps, floors, collars
					and other financial instruments.